As filed with the Securities and Exchange Commission on June 2, 2005

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SEMCO Energy, Inc. (Exact name of registrant as specified in its charter)
Michigan (State or other jurisdiction of incorporation or organization)	38-2144267 (I.R.S. Employer Identification No.)
1411 Third Street, Suite A Port Huron, Michigan (Address of Principal Executive Offices)	48060 (Zip Code)

SEMCO Energy, Inc.
401(k) Plan
(Full title of the plan)

Peter F. Clark
Senior Vice President and General Counsel
SEMCO Energy, Inc.
2301 West Big Beaver Road, Suite 212
Troy, Michigan 48084
(248) 458-6152
(Name, address and telephone number, including area code, of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

Peter F. Clark
Senior Vice President and General Counsel
SEMCO Energy, Inc.
2301 West Big Beaver Road, Suite 212
Troy, Michigan 48084
Phone: (248) 458-6152
Facsimile: (248) 458-6150

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered [1,2,3]	Proposed maximum offering price per share [4]	Proposed maximum aggregate offering price [4]	Amount of registration fee
Common Stock ($1.00 par value)	400,000	$5.21	$2,084,000	$245.29

(1) Pursuant to General Instruction E of Form S-8, this Registration Statement covers the registration of 400,000 shares of Common Stock in addition to shares previously registered under Registration Statement No. 333-91406.

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “1933 Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the plan described herein (the “Plan”).

(3) Includes rights (the “Rights”) to purchase Common Stock under the Registrant’s Rights Agreement dated as of April 15, 1997 as amended through March 19, 2004, that prior to the occurrence of certain events, will not be exercisable or evidenced separately from the shares of Common Stock.

(4) Pursuant to Rule 457(h)(1) under the 1933 Act, the offering price is estimated solely for the purpose of calculating the registration fee and is based on the average of the high and low sales prices of the Registrant’s Common Stock on May 25, 2005, as reported on the New York Stock Exchange.

Pursuant to Rule 429 under the 1933 Act, the prospectus related to this Registration Statement meets the requirements of use in connection with securities registered under Registration Statement No. 333-91406 on Form S-8.

EXPLANATORY NOTE

SEMCO Energy, Inc. (the “Registrant”) is registering an additional 400,000 shares of its common stock ($1.00 par value), relating to an earlier filed employee benefit plan, the SEMCO Energy, Inc. 401(k) Plan. On June 28, 2002, pursuant to its registration statement on Form S-8 (Registration No. 033-91406), the Registrant registered 400,000 shares of its common stock to be issued in connection with the SEMCO Energy, Inc. 401(k) Plan. As of May 31, 2005, there were 6,164 shares of common stock available for grant under that plan.

Pursuant to General Instruction E to Form S-8, the previously registered shares are being carried forward to, and deemed covered by, this registration statement on Form S-8. The contents of the earlier registration statement for the SEMCO Energy, Inc. 401(k) Plan (Registration No. 333-91406) are incorporated herein by reference.

EXHIBIT INDEX

Filed
Exhibit			By
No.	Description	Herewith	Reference
5	Opinion of Mark T. Prendeville, Vice President and Deputy General Counsel, SEMCO Energy, Inc.	x
23.1	Consent of Mark T. Prendeville, Vice President and Deputy General Counsel, SEMCO Energy, Inc. (contained in Exhibit 5 hereto).	x
23.2	Consent of PricewaterhouseCoopers LLP.	x
24	Powers of Attorney (included on the signature page of this registration statement).	x

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on June 1, 2005.

SEMCO Energy, Inc. (Registrant)

By:	/s/George A. Schreiber, Jr.

George A. Schreiber, Jr. President and Chief Executive Officer

POWERS OF ATTORNEY
AND
SIGNATURES

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peter F. Clark, Sherry L. Abbott and Michael V. Palmeri, and each of them, with full power of substitution, as his attorneys-in-fact and agents for him and in his name and on his behalf as a director and/or officer of SEMCO Energy, Inc. to prepare, execute and file any and all amendments, including post-effective amendments, or supplements to this Registration Statement on Form S-8, and other documents (including any necessary amendments thereof) which such attorneys-in-fact may deem appropriate or necessary and to cause the same to be filed with the Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/George A. Schreiber, Jr.	President and Chief Executive Officer and Director	June 1, 2005
George A. Schreiber, Jr.

/s/Michael V. Palmeri	Senior Vice President, Treasurer and Chief Financial Officer (Principal	June 1, 2005
Michael V. Palmeri	Financial and Accounting Officer)

/s/John M. Albertine	Director and Chairman	June 1, 2005
John M. Albertine

/s/Edward J. Curtis	Director	May 25, 2005
Edward J. Curtis

/s/John T. Ferris	Director	May 31, 2005
John T. Ferris

/s/Harvey I. Klein	Director	May 31, 2005
Harvey I. Klein

/s/Paul F. Naughton	Director	May 31, 2005
Paul F. Naughton

/s/Edwina Rogers	Director	May 25, 2005
Edwina Rogers

/s/Thomas W. Sherman	Director	May 31, 2005
Thomas W. Sherman

/s/Ben A. Stevens	Director	May 26, 2005
Ben A. Stevens

/s/Donald W. Thomason	Director	May 25, 2005
Donald W. Thomason

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on June 1, 2005.

SEMCO Energy, Inc. 401(K) Plan

By:	/s/Michael V. Palmeri

Name: Michael V. Palmeri Title: Senior Vice President, Treasurer and Chief Financial Officer, SEMCO Energy, Inc., Plan Administrator

3